Exhibit 99.1
                                                   Form of Transfer Agreement


     TRANSFER AGREEMENT dated as of ________________, between FIRST MERCHANTS AUTO RECEIVABLES CORPORATION ( ), a Delaware corporation, as
depositor (the "Depositor"), and                     , a
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banking corporation, as trustee of First Merchants Auto Trust (199__-__)
(the "Trustee").

                                   RECITALS

     WHEREAS First Merchants Auto Trust (199   -   ) (the "Trust") has
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been formed and has issued the      % Asset Backed Certificates, Class A
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and the      % Asset Backed Certificates, Class B (collectively, the
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"Certificates") pursuant to a Pooling and Servicing Agreement dated as of
                (the "Pooling and Servicing Agreement"), among First
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Merchants Auto Receivables Corporation
( ), as depositor,                           , as trustee and backup
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servicer, and the Trustee has delivered the Certificates to the Depositor pursuant to such Pooling and Servicing Agreement;

     WHEREAS the Depositor has applied certain of the proceeds of the sale of the Certificates to pay for its purchase of certain motor vehicle retail installment sale contracts (the "Initial Receivables") from
                , but will retain the remainder of the proceeds pending
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their application to the purchase from                            of
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additional motor vehicle retail installment sale contracts (the
"Subsequent Receivables");

     WHEREAS the Depositor will, pursuant to the Pooling and Servicing Agreement and concurrently with the execution and delivery hereof, deposit, transfer, assign and set over the Initial Receivables to the Trust in partial consideration of the Certificates and agree to acquire, transfer, assign and set over the Subsequent Receivables to the Trust during the Funding Period; and

     WHEREAS the Depositor has agreed to secure the payment and performance of its obligations relating to the acquisition and conveyance to the Trust of the Subsequent Receivables by entering into the Security Agreement with the Trustee;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

     Section 1.01.  Defined Terms.   Capitalized terms used in this
Agreement and not specifically defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement. Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below:

     ("Carrying Charges" means the amount that the Depositor is obligated to pay to the Trust pursuant to Section 3.01.)

     "Collateral Agent" shall have the meaning set forth in the Security
Agreement dated as of                      , between the Depositor, the
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Trustee and                          , as collateral agent.
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     "Liquidated Damages" means the amount that is payable as liquidated damages to the Trust hereunder in the event the Depositor fails to transfer Subsequent Receivables having an aggregate Principal Balance equal to the Pre-Funded Amount to the Trust during the Funding Period in accordance with Section 2.02 below.


                                  ARTICLE II

                 AGREEMENT TO TRANSFER SUBSEQUENT RECEIVABLES

     Section 2.01.  Transfer of Subsequent Receivables.   The Depositor
hereby undertakes and agrees to acquire from First Merchants Acceptance Corporation by purchase for cash pursuant to one or more Subsequent Purchase Agreements and to transfer to the Trust pursuant to one or more Subsequent Transfer Agreements, during the Funding Period, Subsequent Receivables in an aggregate Principal Balance, as of their respective
Subsequent Cutoff Dates, of $                           , which amount is
                             ---------------------------
equal to the Pre-Funded Amount deposited to the Pre-Funding Account on the Closing Date. The Depositor shall effect the purchases of Subsequent Receivables from First Merchants Acceptance Corporation using funds on deposit in the Pre-Funding Account in accordance with the terms of the Security Agreement.

     Section 2.02.  Remedy for Breach.   If the Depositor fails to perform
the obligation described in Section 2.01 in its entirety by the end of the Funding Period, the Trustee shall take remedial action upon the expiration of the Funding Period by giving written notice of non-performance to the Depositor, accompanied by written demand upon the Depositor for payment of liquidated damages ("Liquidated Damages") hereunder in respect of such non-performance. The Liquidated Damages shall be in an amount equal to (the amount then on deposit in the Pre-Funding Account) and shall be payable immediately upon demand. The Trustee shall deposit all amounts received in respect of Liquidated Damages into the Collection Account and shall distribute such Liquidated Damages, pro rata, to the Certificateholders as a prepayment of principal on the Distribution Date occurring on or (if the Funding Period does not end on a Distribution
Date) immediately following the termination of the Funding Period.


                                 (ARTICLE III

                               CARRYING CHARGES

     Section 3.01.  Payment of Carrying Charges.   The Depositor hereby
agrees to pay to the Trustee for the benefit of the Trust, from, and only to the extent of, funds on deposit in the Interest Reserve Account, an amount with respect to each Distribution Date occurring during the Funding Period equal to the amount (referred to herein as the "Carrying Charge"), if any, by which (i) the product of (A) the weighted average of the Class
A Pass-Through Rate and the Class B Pass-Through Rate and (B) the Pre-Funded Amount as of the first day of the related Collection Period exceeds
(ii) the amount of Investment Income received with respect to the Pre-Funded Amount during such Collection Period.

     The Trustee shall demand payment of any Carrying Charge required to be paid by the Depositor with respect to a Distribution Date by making
demand on the Depositor pursuant to Section         of the Pooling and
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Servicing Agreement and Section 3.03 of the Security Agreement.  No such
Carrying Charges shall be payable on or after the second Distribution Date following the termination of the Funding Period.

     Section 3.02.  Demand on Collateral Agent.   The Depositor agrees
that the Trustee, as collateral agent under the Security Agreement, may effect payment of any Carrying Charges on any Distribution Date by making demand directly on the Collateral Agent instead of the Depositor, and hereby consents to the payment of such Carrying Charges from amounts on deposit in the Interest Reserve Account by the Collateral Agent directly to the Trustee.)


                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS

     Section 4.01.  Amendments; Waivers.   No amendment, modification or
waiver of or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto and each Rating Agency shall have confirmed in writing that such amendment will not cause a reduction or withdrawal of a rating of the Certificates.

     Section 4.02.  Severability.   In the event that any provision of
this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable, and the remainder of this Agreement, and the application of any such invalid or unenforceable provisions to the parties and in jurisdictions or circumstances other than those to whom or in which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement.

     Section 4.03.  Nonpetition Covenant.   Notwithstanding any prior
termination of this Agreement, each of the parties hereto agrees that it shall not, prior to the date that is one year and one day after the Distribution Date first occurring following the final disbursement of funds under the Security Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Depositor or the Trust under a federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or the Trust or all or any part of its property or assets, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust. The parties agree that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

     Section 4.04.  Notices.   All notices, demands, certificates,
requests and communications hereunder ("notices") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one business day after delivery to an overnight courier or (c) on the date personally delivered to the party to which sent or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

     (i)  If to the Depositor:

          First Merchants Auto Receivables
            Corporation ( )
          570 Lake Cook Road, Suite 126B
          Deerfield, IL  60015
          Attention:
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          Telecopier no.:  (847) 948-9303


     (ii) If to the Trustee:


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          Attention:
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          Telecopier no.:
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     (iii)     If to the Rating Agencies:


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          Attention:
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          Telecopier no.:
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Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

     Section 4.05.  Governing Law.   This Agreement shall be governed by
and construed in accordance with, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with, the laws of the State of New York.

     Section 4.06.  Limitation of Trustee Responsibility.   It is
expressly understood and agreed by the parties hereto that (a)
               is executing this Agreement not in its individual capacity
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but solely in its capacity as Trustee of First Merchants Auto Trust (199
- -   ) pursuant to the Pooling and Servicing Agreement and (b) in no case
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whatsoever shall                            be personally liable on, or
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for any loss in respect of, any of the statements, representations, warranties, covenants, agreements, or obligations of the Trust (if any) hereunder, all such liability, if any, being expressly waived by the parties hereto, except and to the extent such loss is caused by the negligence, bad faith or willful misconduct of the Trustee.

     Section 4.07.  Counterparts.   This Agreement may be executed in two
or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute but one and the same instrument.

     Section 4.08.  Headings.   The headings of sections and paragraphs
and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.


                              FIRST MERCHANTS AUTO RECEIVABLES CORPORATION
( ), as Depositor



                              By:
                                  --------------------
                                   Name:
                                   Title:



                                                           , as Trustee
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                              By:
                                  --------------------
                                   Name:
                                   Title: